Exhibit 99.1
Perimeter Solutions Reports Third Quarter 2023 Financial Results
November 9, 2023
Fire Safety results down YoY, impacted by greater than 40% YTD decline in U.S. acres burned ex-Alaska
Suppressants business continues its strong performance
Inventory destock persists in Specialty Products
Clayton, Missouri, November 9, 2023 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality specialty chemicals, today reported financial results for its third quarter ended September 30, 2023.
Third Quarter 2023 Results
•Net sales decreased 11% to $142.7 million in the third quarter, as compared to $160.5 million in the prior-year quarter.
•Fire Safety sales decreased 3% to $118.3 million, as compared to $122.0 million in the prior-year quarter.
•Specialty Products sales decreased 37% to $24.4 million, as compared to $38.5 million in the prior-year quarter.
•Net income during the third quarter was $19.3 million, or $0.12 per diluted share, a decrease of $86.9 million from $106.2 million, or $0.60 per diluted share in the prior year quarter.
•Adjusted EBITDA decreased 19% to $61.5 million in the third quarter, as compared to $75.6 million in the prior-year quarter.
•Fire Safety Adjusted EBITDA decreased 7% to $56.0 million, as compared to $60.4 million in the prior-year quarter.
•Specialty Products Adjusted EBITDA decreased 64% to $5.4 million, as compared to $15.3 million in the prior-year quarter.
Year-to-Date 2023 Results
•Net sales decreased 18% to $262.7 million during the year-to-date period, as compared to $319.2 million in the prior-year period.
•Fire Safety sales decreased 8% to $190.2 million, as compared to $207.0 million in the prior year period.
•Specialty Products sales decreased 35% to $72.5 million, as compared to $112.2 million in the prior year period.
•Net income during the year-to-date period was $80.7 million, or $0.48 per diluted share, a decrease of $71.4 million from $152.1 million, or $0.86 per diluted share in the prior year period.
•Adjusted EBITDA decreased 31% to $85.6 million in the year-to-date period, as compared to $123.3 million in the prior year period.
•Fire Safety Adjusted EBITDA decreased 15% to $69.2 million, as compared to $81.2 million in the prior year period.
•Specialty Products Adjusted EBITDA decreased 61% to $16.4 million, as compared to $42.0 million in the prior year period.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, November 9, 2023 to discuss financial results for the third quarter 2023. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until December 9, 2023.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and specialty chemicals. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of specialty chemicals, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$142,658	$160,509	$262,653	$319,232
Cost of goods sold	69,357	73,761	144,509	187,154
Gross profit	73,301	86,748	118,144	132,078
Operating expenses:
Selling, general and administrative expense	16,161	15,650	41,523	54,483
Amortization expense	13,778	13,738	41,312	41,395
Founders advisory fees - related party	(24,544)	(73,713)	(108,806)	(154,026)
Intangible impairment	40,738	—	40,738	—
Other operating (income) expense	—	(51)	10	405
Total operating expenses	46,133	(44,376)	14,777	(57,743)
Operating income	27,168	131,124	103,367	189,821
Other expense (income):
Interest expense, net	10,448	9,944	30,938	32,582
Gain on contingent earn-out	(7,665)	(3,644)	(7,273)	(13,042)
Unrealized foreign currency loss	1,384	4,705	756	8,741
Other (income) expense, net	(60)	(785)	29	(820)
Total other expense, net	4,107	10,220	24,450	27,461
Income before income taxes	23,061	120,904	78,917	162,360
Income tax (expense) benefit	(3,779)	(14,677)	1,810	(10,243)
Net income	19,282	106,227	80,727	152,117
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(8,673)	(18,181)	(4,865)	(34,426)
Total comprehensive income	$10,609	$88,046	$75,862	$117,691
Earnings per share:
Basic	$0.13	$0.65	$0.52	$0.94
Diluted	$0.12	$0.60	$0.48	$0.86
Weighted average number of ordinary shares outstanding:
Basic	153,694,160	162,635,592	155,958,492	161,943,492
Diluted	165,479,465	176,777,958	167,743,797	176,085,858

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$71,761	$126,750
Accounts receivable, net	72,098	26,646
Inventories	139,785	142,961
Income tax receivable	3,728	214
Prepaid expenses and other current assets	6,984	11,951
Total current assets	294,356	308,522
Property, plant, and equipment, net	58,308	58,846
Operating lease right-of-use assets	16,959	18,582
Finance lease right-of-use assets, net	5,585	—
Goodwill	1,028,802	1,031,460
Customer lists, net	681,509	710,329
Technology and patents, net	182,518	232,818
Tradenames, net	90,471	94,293
Other assets	1,428	1,766
Total assets	$2,359,936	$2,456,616
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$18,838	$36,794
Accrued expenses and other current liabilities	37,611	32,705
Founders advisory fees payable - related party	5,919	4,655
Deferred revenue	1,169	—
Total current liabilities	63,537	74,154
Long-term debt	666,184	665,280
Operating lease liabilities, net of current portion	15,385	15,484
Finance lease liabilities, net of current portion	5,036	—
Deferred income taxes	266,784	278,270
Founders advisory fees payable - related party	55,993	170,718
Redeemable preferred shares	104,767	101,279
Redeemable preferred shares - related party	2,778	3,209
Other non-current liabilities	2,087	9,322
Total liabilities	1,182,551	1,317,716
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 165,066,195 and 163,234,542 shares issued; 152,784,298 and 156,797,806 shares outstanding at September 30, 2023 and December 31, 2022, respectively	165,067	163,235
Treasury shares, at cost; 12,281,897 and 6,436,736 shares at September 30, 2023 and December 31, 2022, respectively	(86,588)	(49,341)
Additional paid-in capital	1,696,819	1,698,781
Accumulated other comprehensive loss	(30,336)	(25,471)
Accumulated deficit	(567,577)	(648,304)
Total shareholders' equity	1,177,385	1,138,900
Total liabilities and shareholders' equity	$2,359,936	$2,456,616

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$80,727	$152,117
Adjustments to reconcile net income to net cash used in operating activities:
Founders advisory fees - related party (change in accounting fair value)	(108,806)	(154,026)
Depreciation and amortization expense	48,493	49,536
Interest and payment-in-kind on preferred shares	5,094	4,903
Share-based compensation	(130)	7,551
Non-cash lease expense	3,353	4,023
Deferred income taxes	(11,302)	(20,488)
Intangible impairment	40,738	—
Amortization of deferred financing costs	1,243	1,196
Amortization of acquisition related inventory step-up	—	24,796
Gain on contingent earn-out	(7,273)	(13,042)
Unrealized (gain) loss on foreign currency	756	8,741
Loss on disposal of assets	3	9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(46,216)	(63,838)
Inventories	2,674	(40,759)
Prepaid expenses	4,966	9,058
Accounts payable	(17,999)	4,975
Deferred revenue	1,169	889
Income taxes payable, net	(8,784)	23,271
Accrued expenses and other current liabilities	9,024	15,547
Founders advisory fees - related party (cash settled)	(4,655)	(53,547)
Operating lease liabilities	(3,206)	(3,797)
Finance lease liabilities	(172)	—
Other liabilities	69	(299)
Net cash used in operating activities	(10,234)	(43,184)
Cash flows from investing activities:
Purchase of property and equipment	(6,630)	(6,024)
Purchase price adjustment under Business Combination Agreement	—	(1,638)
Net cash used in investing activities	(6,630)	(7,662)
Cash flows from financing activities:
Ordinary shares repurchased	(37,247)	(7,572)
Proceeds from exercise of warrants	—	529
Principal payments on finance lease obligations	(251)	—
Net cash used in financing activities	(37,498)	(7,043)
Effect of foreign currency on cash and cash equivalents	(627)	(1,409)
Net change in cash and cash equivalents	(54,989)	(59,298)
Cash and cash equivalents, beginning of period	126,750	225,554
Cash and cash equivalents, end of period	$71,761	$166,256
Supplemental disclosures of cash flow information:
Cash paid for interest	$19,971	$18,299
Cash paid for income taxes	$20,562	$7,588
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$—	$13,783

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense, (iv) non-cash impact of purchase accounting on the cost of inventory sold and intangible impairment and (v) unrealized foreign currency loss (gain). To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-U.S.GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income before income taxes	$23,061	$120,904	$78,917	$162,360
Depreciation and amortization	16,276	16,450	48,493	49,536
Interest and financing expense	10,448	9,944	30,938	32,582
Founders advisory fees - related party	(24,544)	(73,713)	(108,806)	(154,026)
Intangible impairment [1]	40,738	—	40,738	—
Non-recurring expenses [2]	22	1,168	1,942	4,788
Share-based compensation expense	1,749	(845)	(130)	7,551
Non-cash purchase accounting impact [3]	—	658	—	24,796
Gain on contingent earn-out	(7,665)	(3,644)	(7,273)	(13,042)
Unrealized foreign currency loss	1,384	4,705	756	8,741
Adjusted EBITDA	$61,469	$75,627	$85,575	$123,286
Net sales	$142,658	$160,509	$262,653	$319,232
____________________

(1)Represents the carrying value of technology underlying the contingent earn-out eligible fire retardant product acquired by the Company in May 2020 during the purchase of LaderaTech, Inc.
(2)Adjustment to reflect non-recurring expenses; severance costs and fees related to internal audit support.
(3)Represents the non-cash impact of purchase accounting on the cost of inventory sold in connection with the business combination with Perimeter Solutions. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.